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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          October 17, 1996
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                          Moonlight International Corp.
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               (Exact name of registrant as specified in charter)


   Delaware                    0-26070                  13-3859185
(State or Other             (Commission                (IRS Employer
Jurisdiction of             File Number)                Identification
Incorporation)                                             Number)

    Mailing Address:  135 Irwin Street, Brooklyn, New York   11235
One Evertrust Plaza, Jersey City, New Jersey                 07302
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(Address of principal executive offices)                   (Zip code)


Registrant's telephone number, including area code        718-646-4175
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     (Former name or former address, if changed since last report)


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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

I. The Registrant has retained Allen G. Roth, P.A. as its new independent certified public accountants. Bederson & Company LLP previously served as Registrant's independent certified public accountants and reported on Registrant's consolidated balance sheets for calendar years ended December 31, 1994 and 1993 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended.

         (a) The Registrant terminated (by mutual agreement) the services of Bederson & Company LLP as its independent accountants as of October 10, 1996 and engaged a new independent accounting firm on October 17, 1996 (see item (b), infra.

                  Bederson & Company LLP's report dated March 9, 1995 on the Registrant's annual financial statements (for the years ended December 31, 1994 and 1993) did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

                  The decision to change independent accountants was approved by the Registrant's Board of Directors. The Registrant's Board of Directors does not have an audit or similar committee.

                  During the registrant's two most recent audited years and any subsequent interim periods there was no disagreement with Bederson & Company LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Bederson & Company LLP, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

                  During the Registrant's two most recent audited years and any subsequent interim period none of the events described in Regulation S-K, Item 304(a)(1)(v)(A)-(D) occurred.

         (b) On October 17, 1996, the Registrant retained Allen G. Roth, P.A., 70-25 Yellowstone Blvd., Forest Hills, New York 11375, as its new independent accountants. During the Registrant's two most recent audited years and any subsequent interim period, neither the Registrant nor anyone acting on its behalf consulted Allen G. Roth, P.A. with respect to any of the matters described in Regulation S-K, Item 304(a)(2)(i) and (ii).

II. The Registrant has forwarded copies of this 8-K to both its former accounting firm and current accounting firm - so that one or both of such firms may report to the SEC in the event they disagree with any of the information contained in this Form 8-K with respect to either of them. Response received is annexed hereto as Exhibits A and B.

         Further, and specifically in response to certain disclosure required by
Item 304 of Regulation S-K the Registrant indicates as follows:


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         (a)(1)(i) The former accounting firm was dismissed, by mutual agreement, by the Registrant as of October 10, 1996 and formerly notified of such termination on such date.

         (a)(1)(ii) Such former accountants' report on the Registrant's financial statements did not contain any adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles except as may be indicated in paragraph I(a) hereof.

         (a)(1)(iii) The decision to change accountants was accepted by the Registrant's board of directors.

         (a)(1)(iv) During the Registrant's two most recent years and any subsequent interim periods preceding its former accountants' dismissal there were no disagreements with the former accountants on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants would have caused it to make reference to the subject matter of the disagreements in connection with this report.

         (a)(1)(v) The former accountants never advised the Registrant of any of the matters contained in paragraph designated Item 304 (a)(1)(v)(A) through (D) inclusive.

         (a)(2) The Registrant engaged the new independent accounting firm of Allen G. Roth, P.A. as of October 17, 1996. Balance of Item 304(a)(2) is inapplicable and responded to in the negative.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  Exhibits - Reference is herewith made to Item 4 II above regarding Exhibits A and B annexed hereto.


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                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MOONLIGHT INTERNATIONAL CORP.



Date  November 20, 1996                 By /s/ Leon Golden
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                                           Leon Golden, Secretary


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